Exhibit (j)



                       CONSENT OF INDEPENDENT ACCOUNTANTS
                       ----------------------------------



We hereby consent to the incorporation by reference in this Post-Effective Amendment No. 55 to the registration statement on Form N-1A ("Registration Statement") of our report dated December 17, 2002 relating to the financial statements and financial highlights which appear in the October 31, 2002 Annual Report to Shareholders of Scudder Global Bond Fund, which is also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Independent Accountants and Reports to Shareholders" and "Financial Highlights" in such Registration Statement.




PricewaterhouseCoopers LLP
Boston, Massachusetts
February 3, 2003

                                                                     Exhibit (j)



                       CONSENT OF INDEPENDENT ACCOUNTANTS
                       ----------------------------------



We hereby consent to the incorporation by reference in this Post-Effective Amendment No. 55 to the registration statement on Form N-1A ("Registration Statement") of our report dated December 13, 2002 to the financial statements and financial highlights which appear in the October 31, 2002 Annual Report to Shareholders of Scudder Emerging Markets Income Fund, which is also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Independent Accountants and Reports to Shareholders" and "Financial Highlights" in such Registration Statement.




PricewaterhouseCoopers LLP
Boston, Massachusetts
February 3, 2003